EXHIBIT 32

CERTIFICATION PURSUANT TO SECTION 13a-14(b)
OF THE SECURITIES EXCHANGE ACT OF 1934 AND 18 U.S.C. SECTION 1350

In connection with the Annual Report of Clean Coal Technologies, Inc. (the “Company”) on Form 10-K for the period ending December 31, 2009, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned officer of the Company, certifies, pursuant to Section 13a-14(b) of the Securities Exchange Act of 1934 and 18 U.S.C Section 1350, that, to the best of the officer’s knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/Douglas Hague

Douglas Hague, Chief Executive and Financial Officer

March 29, 2010